Exhibit 99.1

Herbalife Reports First Quarter 2023 Results

LOS ANGELES--(BUSINESS WIRE)--May 2, 2023--Herbalife Ltd. (NYSE: HLF) today reported financial results for the first quarter ended March 31, 2023:

“We have accomplished a lot this quarter and are on the right trajectory to see growth by the end of the year,” said Michael Johnson, Chairman and CEO of Herbalife.

Highlights

  First quarter 2023 net sales of $1.3 billion, down 6.3% compared to first quarter 2022; on a constant currency basis1, net sales declined 2.6% compared to the prior year period
  First quarter 2023 reported net income of $29.3 million and Adjusted EBITDA2 of $128.9 million
  First quarter 2023 reported diluted EPS of $0.29 and adjusted diluted EPS2 of $0.54
  Significant progress with the Company’s Transformation Program, actions to date result in approximately $35 million of savings in 2023; on track to exceed $70 million of total program run rate savings in 2024 and beyond
  One-time pre-tax expenses of approximately $27 million recognized during first quarter related to the Company’s Transformation Program impacted reported financial results
  In April, the Company amended its Senior Secured Credit Facility to increase the gross leverage ratio covenant, which provides greater financial flexibility to make investments in key initiatives; the Company was compliant with all debt covenants as of March 31, 2023
  Given the continued dynamic macroeconomic backdrop, the Company is not providing guidance

1 Growth/decline in net sales excluding the effects of foreign exchange is based on “net sales in local currency,” a non-GAAP financial measure. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for the effects of foreign exchange is useful.

2 Adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of these measures to the most directly comparable GAAP measure, and a discussion of why we believe these non-GAAP measures are useful.

Management Commentary

Herbalife reported first quarter 2023 net sales of $1.3 billion, down 6.3% year-over-year, or a 2.6% decline on a constant currency basis1. First quarter net income of $29.3 million and adjusted EBITDA2 of $128.9 million was negatively impacted by lower sales, continued input cost inflation and the timing of distributor event spending, partially offset by improved pricing. In addition, first quarter gross profit margin of 76.2% was negatively impacted by currency headwinds of approximately 150 bps year-over-year. Diluted EPS was $0.29 for the first quarter, with adjusted diluted EPS1 of $0.54, which included a $0.32 year-over-year currency headwind.

Engagement with distributors remained strong, as more than 700 in-person events worldwide attracted more than 400,000 attendees, year-to-date through April 30. For the first time in three years, approximately 2,700 of the Company’s independent distributor leaders from around the world gathered in Los Angeles and were given a preview of the Company’s modernized branding and plans for expanding product offerings. The Company’s digital transformation initiative remains on track, as launch plans were solidified for modernized websites and a new e-commerce platform.

“The return of in-person events have engaged more than 400,000 attendees this year, building strong momentum and driving increased engagement in our business,” said Chairman and CEO, Michael Johnson.  “We expect this energy to drive continued improvement in our top line, resulting in growth by the end of the year.”

The Company continues to make significant progress in productivity through its Transformation Program, which was initiated in 2021 to strategically optimize global business processes. The Company’s actions to date result in approximately $35 million of savings in 2023 and it is on track to exceed $70 million of total program run rate savings in 2024 and beyond.

In April, the Company amended its Senior Secured Credit Facility, which among other things, increased the gross leverage ratio covenant from 3.75 to 4.50 effective through December 31, 2023, stepping down to 4.25 as of March 31, 2024 and 4.00 thereafter. This will provide greater financial flexibility to make investments in key initiatives. As of March 31, 2023, the related gross leverage ratio was approximately 3.6. The Company was compliant with all debt covenants as of March 31, 2023.

“We have taken steps to protect profitability and secure our balance sheet in order to provide flexibility to execute on our strategic plan and return to growth,” said Chief Financial Officer, Alex Amezquita. “Our capital allocation priorities remain unchanged as we take steps to achieve a long-term target gross leverage ratio of 3.0x.”

In a separate announcement today, the Company announced updates to its leadership succession plan. The Company is announcing the retirement of Chief Operating Officer, Mark Schissel following 16 years of dedicated service. Frank Lamberti will be appointed to Chief Operating Officer, Ibi Montesino, EVP and Chief of Staff, will have increased management authority and Rob Levy, will be appointed Regional President Americas. These changes are all effective as of July 1, 2023 and will report to Michael Johnson.

First Quarter 2023 Key Metrics

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 1Q’23 (mil)	Growth/Decline including FX vs. 1Q’22	Growth/Decline excluding FX vs. 1Q’22 [1]
Asia Pacific	$413.6	1.4%	8.5%
North America	297.2	(8.9%)	(8.7%)
EMEA	268.1	(9.1%)	(2.8%)
Latin America(a)	205.5	2.1%	0.1%
China	67.7	(35.9%)	(30.8%)
Worldwide Total	$1,252.1	(6.3%)	(2.6%)

(a) During the third quarter of 2022, the Company combined its Mexico and South and Central America regions into one geographic region now named Latin America. Historical information has been reclassified to conform with the current period geographic presentation.

Regional Volume Point Metrics

	Volume Points
Region	1Q'23 (mil)	YoY % Chg.
Asia Pacific	505.2	(2.6%)
North America	314.5	(22.0%)
EMEA	314.3	(19.8%)
Latin America(a)	271.4	(15.1%)
China	48.6	(27.4%)
Worldwide Total	1,454.0	(14.5%)

Outlook

Given the continued dynamic macroeconomic backdrop, the Company is not providing guidance. The Company will periodically reassess its ability to provide guidance when we believe future performance can be reasonably estimated.

Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, May 2, 2023, at 2:30 p.m. PT (5:30 p.m. ET).

Participants will need to register to receive dial-in information to the call, and may do so by visiting the investor relations section of the Company’s website at http://ir.herbalife.com. Additionally, live audio of the conference call will be simultaneously webcast at https://edge.media-server.com/mmc/p/hkz6x6y6. Senior management also plans to reference slides during the call, which will also be available on the investor relation’s section of the Company’s website.

An audio replay will be available following the completion of the conference call, and the webcast of the teleconference will be archived and available on the Company’s investor relations site.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company and community that has been changing people’s lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle in order to live their best life.

Herbalife encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is posted.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures, or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among other, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

  the potential impacts of current global economic conditions, including inflation, on us; our Members, customers, and supply chain; and the world economy;
  our ability to attract and retain Members;
  our relationship with, and our ability to influence the actions of, our Members;
  our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;
  adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance, or ESG, matters;
  the competitive nature of our business and industry;
  legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;
  the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and in China;
  our ability to execute our growth and other strategic initiatives, including implementation of our Transformation Program and increased penetration of our existing markets;
  any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the war in Ukraine, cybersecurity incidents, pandemics such as the COVID-19 pandemic, and/or other acts by third parties;
  our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;
  our reliance on our information technology infrastructure;
  noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;
  contractual limitations on our ability to expand or change our direct-selling business model;
  the sufficiency of our trademarks and other intellectual property;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team;
  restrictions imposed by covenants in the agreements governing our indebtedness;
  risks related to our convertible notes;
  changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;
  our incorporation under the laws of the Cayman Islands; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

Additional factors and uncertainties that could cause actual results or outcomes to differ materially from our forward-looking statements are set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Securities and Exchange Commission on May 2, 2023, including under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our Condensed Consolidated Financial Statements and the related Notes, and in Part I, Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission on February 14, 2023. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended
	3/31/2023	3/31/2022
	(unaudited)
North America	$297.2	$326.2
EMEA	268.1	295.0
Asia Pacific	413.6	407.7
Latin America	205.5	201.3
China	67.7	105.6
Worldwide Net Sales	1,252.1	1,335.8
Cost of Sales	298.6	307.1
Gross Profit	953.5	1,028.7
Royalty Overrides	416.0	433.8
Selling, General, and Administrative Expenses	475.9	454.9
Other Operating Income (1)	(8.9)	(13.1)
Operating Income	70.5	153.1
Interest Expense, net	39.4	29.7
Income Before Income Taxes	31.1	123.4
Income Taxes	1.8	25.2
Net Income	$29.3	$98.2

Weighted-Average Shares Outstanding:
Basic	98.5	99.9
Diluted	100.2	101.7

Earnings Per Share:
Basic	$0.30	$0.98
Diluted	$0.29	$0.96

(1) Other Operating Income for the three months ended March 31, 2023 and March 31, 2022 relates to certain China government grant income.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	Mar 31,	Dec 31,
	2023	2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$454.2	$508.0
Receivables, net	85.1	70.6
Inventories	545.1	580.7
Prepaid expenses and other current assets	237.8	196.8
Total Current Assets	1,322.2	1,356.1

Property, plant and equipment, net	479.9	486.3
Operating lease right-of-use assets	202.0	207.1
Marketing-related intangibles and other intangible assets, net	315.2	315.7
Goodwill	94.0	93.2
Other assets	274.3	273.6
Total Assets	$2,687.6	$2,732.0

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$67.9	$89.8
Royalty overrides	317.4	343.3
Current portion of long-term debt	293.7	29.5
Other current liabilities	548.2	514.0
Total Current Liabilities	1,227.2	976.6

Non-current liabilities:
Long-term debt, net of current portion	2,335.4	2,662.5
Non-current operating lease liabilities	186.5	192.4
Other non-current liabilities	161.3	166.4
Total Liabilities	3,910.4	3,997.9

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	191.3	188.7
Accumulated other comprehensive loss	(239.0)	(250.2)
Accumulated deficit	(1,175.2)	(1,204.5)
Total Shareholders' Deficit	(1,222.8)	(1,265.9)

Total Liabilities and Shareholders' Deficit	$2,687.6	$2,732.0

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	3/31/2023	3/31/2022
CASH FLOWS FROM OPERATING ACTIVITIES:	(unaudited)
Net income	$29.3	$98.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27.6	29.2
Share-based compensation expenses	10.8	12.4
Non-cash interest expense	1.7	1.7
Deferred income taxes	8.8	5.9
Inventory write-downs	11.5	10.9
Foreign exchange transaction loss	3.2	2.4
Other	2.4	(3.8)
Changes in operating assets and liabilities:
Receivables	(13.8)	(16.7)
Inventories	35.8	(7.9)
Prepaid expenses and other current assets	(35.7)	(28.8)
Accounts payable	(24.1)	(2.3)
Royalty overrides	(31.7)	42.8
Other current liabilities	28.9	(22.3)
Other	(8.5)	8.8
NET CASH PROVIDED BY OPERATING ACTIVITIES	46.2	130.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(30.3)	(41.3)
Other	0.1	0.1
NET CASH USED IN INVESTING ACTIVITIES	(30.2)	(41.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility	71.0	82.0
Principal payments on senior secured credit facility and other debt	(138.4)	(89.3)
Debt issuance costs	(0.3)	-
Share repurchases	(8.7)	(116.2)
Other	0.4	1.1
NET CASH USED IN FINANCING ACTIVITIES	(76.0)	(122.4)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	5.5	1.3
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(54.5)	(31.8)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	516.3	610.4
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$461.8	$578.6

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA

In addition to its reported results calculated in accordance with GAAP, the Company has included in this release adjusted net income, adjusted diluted EPS and adjusted EBITDA, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Adjusted net income, adjusted diluted EPS and adjusted EBITDA exclude the impact of certain unusual or non-recurring items such as net expenses related to COVID-19 pandemic, expenses related to Transformation Program and expenses related to digital technology program, as further detailed in the reconciliations below.

Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition and calculation as set forth in the tables below of adjusted net income, adjusted diluted EPS and adjusted EBITDA may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

Currency Fluctuation

Our international operations have provided and will continue to provide a significant portion of our total net sales. As a result, total net sales will continue to be affected by fluctuations in the U.S. dollar against foreign currencies. In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, in addition to comparing the percent change in net sales from one period to another in U.S. dollars, we also compare the percent change in net sales from one period to another period using “net sales in local currency.” Net sales in local currency is not a measure presented in accordance with U.S. GAAP. Net sales in local currency removes from net sales in U.S. dollars the impact of changes in exchange rates between the U.S. dollar and the local currencies of our foreign subsidiaries, by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period. We believe presenting net sales in local currency is useful to investors because it allows a meaningful comparison of net sales of our foreign operations from period to period. However, net sales in local currency should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended
	3/31/2023	3/31/2022
	(in millions)

Net income, as reported	$29.3	$98.2
Net expenses related to COVID-19 pandemic (1) (2)	-	1.7
Expenses related to Transformation Program (1) (2)	27.3	1.6
Digital technology program costs (1) (2)	3.5	-
Income tax adjustments for above items (1) (2)	(6.2)	(0.6)
Net income, as adjusted (3)	$53.9	$101.0

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended
	3/31/2023	3/31/2022
	(per share)

Diluted earnings per share, as reported	$0.29	$0.96
Net expenses related to COVID-19 pandemic (1) (2)	-	0.02
Expenses related to Transformation Program (1) (2)	0.27	0.02
Digital technology program costs (1) (2)	0.03	-
Income tax adjustments for above items (1) (2)	(0.06)	(0.01)
Adjusted diluted earnings per share (3)	$0.54	$0.99

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to EBITDA and adjusted EBITDA:

	Three Months Ended
	3/31/2023	3/31/2022
	(in millions)

Net income, as reported	$29.3	$98.2
Interest expense, net	39.4	29.7
Income taxes	1.8	25.2
Depreciation and amortization	27.6	29.2
EBITDA	$98.1	$182.3
Net expenses related to COVID-19 pandemic (1) (2)	-	1.7
Expenses related to Transformation Program (1) (2)	27.3	1.6
Digital technology program costs (1) (2)	3.5	-
Adjusted EBITDA	$128.9	$185.6

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

(2) Excludes tax (benefit)/expense as follows:
	Three Months Ended
	3/31/2023	3/31/2022
	(in millions)

Net expenses related to COVID-19 pandemic	-	(0.3)
Expenses related to Transformation Program	(6.0)	(0.2)
Digital technology program costs	(0.2)	-
Total income tax adjustments (3)	$(6.2)	$(0.6)

	Three Months Ended
	3/31/2023	3/31/2022
	(per share)

Net expenses related to COVID-19 pandemic	-	(0.01)
Expenses related to Transformation Program	(0.06)	-
Digital technology program costs	-	-
Total income tax adjustments (3)	$(0.06)	$(0.01)

(3) Amounts may not total due to rounding.

Contacts

Media Contact:
Gary Kishner
Senior Director, Media Relations
213.745.0456

Investor Contact:
Erin Banyas
Vice President, Investor Relations
213.745.0433